SUB-ITEM 77D

The MFS Intermediate Investment Grade Bond Fund and the MFS Research Bond Fund, each a series of MFS Series Trust IX, deleted disclosure identifying the funds as non-diversified funds, and deleted Non-Diversified Status Risk from the description of the funds in the prospectuses contained in Post-Effective Amendment No. 63 to the Registration Statement (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on August 28, 2006, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.